                                                                   EXHIBIT 4.1.1




                               WARRANT AGREEMENT


                                  Dated as of

                                 July 16, 1997

                                    between

                       IRIDIUM WORLD COMMUNICATIONS LTD.


                                      and


                      STATE STREET BANK AND TRUST COMPANY,

                                as Warrant Agent


                               ------------------

                                  Warrants for
                            Class A Common Stock of
                       Iridium World Communications Ltd.

                               ------------------

                                        TABLE OF CONTENTS
ARTICLE 1 Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          -----------
       SECTION 1.01.  Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                      -----------
       SECTION 1.02.  Other Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                      -----------------
       SECTION 1.03.  Rules of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                      ---------------------

ARTICLE 2  Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
       SECTION 2.01.  Form and Dating.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
                      ---------------
       SECTION 2.02.  Legends.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                      -------
       SECTION 2.03.  Execution and Countersignature.   . . . . . . . . . . . . . . . . . . . . . 9
                      ------------------------------
       SECTION 2.04.  Certificate Register.   . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                      --------------------
       SECTION 2.05.  Separation of Warrants and Notes.   . . . . . . . . . . . . . . . . . . . . 9
                      --------------------------------
       SECTION 2.06.  Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                      ---------------------
       SECTION 2.07.  Replacement Certificates.   . . . . . . . . . . . . . . . . . . . . . . .  11
                      ------------------------
       SECTION 2.08.  Temporary Certificates.   . . . . . . . . . . . . . . . . . . . . . . . .  11
                      ----------------------
       SECTION 2.09.  Cancellation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                      ------------
       SECTION 2.10.  Book-Entry Provisions for Global Securities.  . . . . . . . . . . . . . .  11
                      -------------------------------------------
       SECTION 2.11.  Special Transfer Provisions.  . . . . . . . . . . . . . . . . . . . . . .  13
                      ---------------------------

ARTICLE 3  Exercise Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
       SECTION 3.01.  Exercise Price.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                      --------------
       SECTION 3.02.  Exercise Periods.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                      ----------------
       SECTION 3.03.  Expiration.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                      ----------
       SECTION 3.04.  Manner of Exercise.   . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                      ------------------
       SECTION 3.05.  Issuance of Warrant Shares.   . . . . . . . . . . . . . . . . . . . . . .  16
                      --------------------------
       SECTION 3.06.  Fractional Warrant Shares.  . . . . . . . . . . . . . . . . . . . . . . .  17
                      -------------------------
       SECTION 3.07.  Reservation of Warrant Shares.  . . . . . . . . . . . . . . . . . . . . .  17
                      -----------------------------
       SECTION 3.08.  Compliance with Law.  . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                      -------------------

ARTICLE 4  Antidilution Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
       SECTION 4.01.  Changes in Class A Common Stock.  . . . . . . . . . . . . . . . . . . . .  18
                      -------------------------------
       SECTION 4.02.  Adjustments for Change in Capital Stock.  . . . . . . . . . . . . . . . .  18
                      ---------------------------------------
       SECTION 4.03.  Adjustments for Rights Issue.   . . . . . . . . . . . . . . . . . . . . .  19
                      ----------------------------
       SECTION 4.04.  Adjustment for Other Distributions.   . . . . . . . . . . . . . . . . . .  21
                      ----------------------------------
       SECTION 4.05.  Adjustment for Common Stock Issue.  . . . . . . . . . . . . . . . . . . .  22
                      ---------------------------------
       SECTION 4.06.  Adjustment for Convertible Securities Issue.  . . . . . . . . . . . . . .  23
                      -------------------------------------------
       SECTION 4.07.  Consideration Received.   . . . . . . . . . . . . . . . . . . . . . . . .  24
                      ----------------------
       SECTION 4.08.  When No Adjustments Required.   . . . . . . . . . . . . . . . . . . . . .  25
                      ----------------------------
       SECTION 4.09.  Notice of Adjustments.  . . . . . . . . . . . . . . . . . . . . . . . . .  25
                      ---------------------
       SECTION 4.10.  Voluntary Increase or Reduction.  . . . . . . . . . . . . . . . . . . . .  25
                      -------------------------------
       SECTION 4.11.  Notice of Certain Transactions.   . . . . . . . . . . . . . . . . . . . .  25
                      ------------------------------

       SECTION 4.12.  Self-Tenders.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                      ------------
       SECTION 4.13.  Warrant Agent's Disclaimer.   . . . . . . . . . . . . . . . . . . . . . .  26
                      --------------------------
       SECTION 4.14.  When Issuance or Payment May Be Deferred.   . . . . . . . . . . . . . . .  26
                      ----------------------------------------
       SECTION 4.15.  Adjustment in Exercise Rate.  . . . . . . . . . . . . . . . . . . . . . .  26
                      ---------------------------
       SECTION 4.16.  Form of Warrants.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                      ----------------
       SECTION 4.17.  Limitation on Adjustments.  . . . . . . . . . . . . . . . . . . . . . . .  27
                      -------------------------
       SECTION 4.18.  No Dilution or Impairment.  . . . . . . . . . . . . . . . . . . . . . . .  27
                      -------------------------
       SECTION 4.19.  Notices to Warrant Holders; Rights of Warrant Holders.  . . . . . . . . .  27
                      -----------------------------------------------------
       SECTION 4.20.  Combination; Liquidation.   . . . . . . . . . . . . . . . . . . . . . . .  29
                      ------------------------
       SECTION 4.21.  Minimum Adjustment.   . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                      ------------------
       SECTION 4.22.  Motorola Guarantee Warrants; Iridium Capital Stock.   . . . . . . . . . .  30
                      --------------------------------------------------

ARTICLE 5  Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
       SECTION 5.01.  Effectiveness of Registration Statement.  . . . . . . . . . . . . . . . .  30
                      ---------------------------------------
       SECTION 5.02.  Suspension.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                      ----------
       SECTION 5.03.  Blue Sky.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                      --------
       SECTION 5.04.  Accuracy of Disclosure.   . . . . . . . . . . . . . . . . . . . . . . . .  32
                      ----------------------
       SECTION 5.05.  Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                      ---------------
       SECTION 5.06.  Additional Acts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                      ---------------
       SECTION 5.07.  Expenses.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                      --------

ARTICLE 6  Warrant Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
       SECTION 6.01.  Appointment of Warrant Agent.   . . . . . . . . . . . . . . . . . . . . .  36
                      ----------------------------
       SECTION 6.02.  Rights and Duties of Warrant Agent.   . . . . . . . . . . . . . . . . . .  36
                      ----------------------------------
       SECTION 6.03.  Individual Rights of Warrant Agent.   . . . . . . . . . . . . . . . . . .  37
                      ----------------------------------
       SECTION 6.04.  Warrant Agent's Disclaimer.   . . . . . . . . . . . . . . . . . . . . . .  37
                      --------------------------
       SECTION 6.05.  Compensation and Indemnity.   . . . . . . . . . . . . . . . . . . . . . .  37
                      --------------------------
       SECTION 6.06.  Successor Warrant Agent.  . . . . . . . . . . . . . . . . . . . . . . . .  38
                      -----------------------

ARTICLE 7  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
       SECTION 7.01.  SEC Reports and Other Information.  . . . . . . . . . . . . . . . . . . .  39
                      ---------------------------------
       SECTION 7.02.  Persons Benefitting.  . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                      -------------------
       SECTION 7.03.  Rights of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                      -----------------
       SECTION 7.04.  Amendment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                      ---------
       SECTION 7.05.  Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                      -------
       SECTION 7.06.  Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                      -------------
       SECTION 7.07.  Successors.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                      ----------
       SECTION 7.08.  Multiple Originals.   . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                      ------------------
       SECTION 7.09.  Table of Contents.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                      -----------------
       SECTION 7.10.  Severability.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                      ------------
       SECTION 7.11.  Use of Proceeds.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                      ---------------

EXHIBIT A         -       Form of Warrant Certificate

EXHIBIT B         -       Form of Certificate to be Delivered Upon Termination
                          of the Regulation S Restricted Period
EXHIBIT C         -       Form of Certificate to be Delivered in Connection
                          with Transfers to Non-QIB Institutional Accredited
                          Investors
EXHIBIT D         -       Form of Certificate for Transfer to Rule 144A Global
                          Security Bearing a Securities Act Legend
EXHIBIT E         -       Form of Certificate to be Delivered in Connection
                          with Transfers Pursuant to Regulation S

                 WARRANT AGREEMENT dated as of July 16, 1997 (this "Agreement"), between IRIDIUM WORLD COMMUNICATIONS LTD., a Bermuda company ("IWCL"), and STATE STREET BANK AND TRUST COMPANY, as warrant agent (the "Warrant Agent").

                 IWCL desires to issue the warrants described herein and to purchase with the proceeds therefrom LLC Warrants (as defined herein) of Iridium LLC, a Delaware limited liability company ("Iridium") pursuant to the Share Issuance Agreement, dated June 9, 1997, between IWCL and Iridium. The Warrants will initially entitle the holders thereof (the "Holders") to purchase in the aggregate 1,560,000 shares of Class A Common Stock, par value $0.01 per share, of IWCL (the "Class A Common Stock") in connection with an offering (as described below, the "Units Offering") by IWCL, Iridium and Iridium Capital Corporation, a Delaware corporation ("Iridium Capital"), of (i) 300,000 units (the "Units"), each consisting of $1,000 principal amount of 13% Senior Notes due 2005, Series A (the "Notes") and a warrant to purchase 5.2 shares of Class A Common Stock (the "Warrants"), and (ii) $500,000,000 aggregate principal amount of 14% Senior Notes due 2005, Series B. In connection with the sale of the Units, an aggregate of 300,000 Warrants will be issued to the purchasers of the Units.

                 The Warrants will not trade separately from the Notes until the earlier of (i) the commencement of an Exchange Offer (as defined herein) or the effectiveness of a shelf registration statement for the Notes and (ii) such date after January 15, 1998 as Chase Securities Inc. may, in its discretion, deem appropriate (the "Separation Date").

                 IWCL further desires the Warrant Agent to act on behalf of IWCL in connection with the issuance of the Warrants as provided herein and the Warrant Agent is willing to so act.

                 Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Warrants:


                                                       ARTICLE 1
                                  Definitions

                 SECTION 1.01.  Definitions.

                 "Affiliate" of any Person means any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specific Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Board" means the Board of Directors of IWCL or any committee thereof duly authorized to act on behalf of such Board of Directors.

                 "Business Day" means each day that is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in Massachusetts or New York.

                 "Combination" means an event in which IWCL consolidates with, merges with or into, or sells all or substantially all of its assets to another Person.

                 "Current Market Value" per share of Class A Common Stock or any other security at any date means, on any date of determination, (1) the average of the daily closing sale prices for each of the 20 Business Days immediately preceding such date (or such shorter number of days during which such security has been listed), if the security has been listed on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or other national securities exchange for at least 10 Business Days prior to such date, (2) if such security is not so listed, the average daily closing bid prices for each of the 15 Business Days immediately preceding such date (or such shorter number of days during which such security has been quoted), if the security has been quoted on a national over-the-counter market for at least 10 Business Days prior to such date, (3) if the security is not so listed and not so quoted, the value of the security determined in good faith by the Board and certified in a board resolution, based on the most recently completed arm's-length transaction between IWCL and a Person other than an Affiliate of IWCL, the closing of which occurred on such date or within six months preceding such date, and (4) if the Board fails to make such a determination the value of the security determined by a nationally recognized investment banking firm or appraisal firm which is not an Affiliate of IWCL ("Independent Financial Expert").

                 "Definitive Security" means certificated Warrants physically delivered, including Warrant Certificates delivered to Institutional Accredited Investors.

                 "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Exchange Offer" means an offer by Iridium and Iridium Capital to holders of the Notes to issue and deliver to such holders, in exchange for the Notes, a like aggregate principal amount of debt securities of Iridium and Iridium Capital pursuant to the Exchange and Registration Rights Agreement, dated as of July 16, 1997.

                 "Exercise Date" means, for a given Warrant, the day on which such Warrant is exercised pursuant to Section 3.04.

                 "Guarantee Agreement" means the guarantee agreement between Motorola and The Chase Manhattan Bank, as Administrative Agent, and the other lenders party thereto, dated as of August 21, 1996, as amended or supplemented from time to time with respect to the Notes.

                 "Guaranteed Bank Facility" means Iridium's $750 million unsecured borrowing facility with a syndicate of banks, as amended from time to time.

                 "Indenture" means the Indenture dated as of July 16, 1997, among Iridium, Iridium Capital, Iridium Roaming LLC and Iridium IP LLC, and the Trustee, as amended or supplemented from time to time with respect to the Notes.

                 "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                 "Issue Date" means the date on which Warrants are initially issued.

                 "LLC Warrants" means the warrants, each of which represents the right to purchase Class 1 Membership Interests in Iridium having the same terms and tenor as the Warrants issued hereby.

                 "MOU" means the Memorandum of Understanding dated as of July 11, 1997 between Motorola and Iridium, as amended or supplemented from time to time.

                 "Motorola" means Motorola, Inc., a Delaware corporation, or any successor Person to Motorola.

                 "Motorola Additional Guarantee" means the commitment by Motorola pursuant to the MOU to guarantee up to $350 million (inclusive of principal and interest) in borrowings under the Guaranteed Bank Facility (inclusive of principal and interest) in excess of the Motorola Guarantee, and any guarantee issued by Motorola pursuant thereto.

                 "Motorola Guarantee" means the guarantee by Motorola of Iridium's borrowings under the Guaranteed Bank Facility up to an aggregate amount of $750 million (inclusive of interest).

                 "Non-U.S. Person" means a person who is not a U.S. person, as defined in Rule 902 of the Securities Act.

                 "Offering Memorandum" means the Offering Memorandum, dated July 11, 1997, relating to the offer and sale of the Units.

                 "Officer" means the Chairman of the Board and Chief Executive Officer, the Deputy Chairman, the Chief Financial Officer, the Secretary or the Assistant Secretary of IWCL.

                 "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                 "Regulation S" means Regulation S under the Securities Act or any successor provision thereto.

                 "SEC" means the Securities and Exchange Commission, or any successor agency or body performing substantially similar functions.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Share Issuance Agreement" means the Share Issuance Agreement between Iridium and IWCL, dated as of June 9, 1997, as amended or supplemented from time to time.

                 "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which Section 4.03 or 4.04 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or distribution on such national or regional exchange or market on which the Class A Common Stock is then listed or quoted.

                 "Trustee" means State Street Bank and Trust Company, or any successor trustee under the Indenture.

                 "Warrant Certificates" mean the registered certificates (including without limitation, the Global Securities) issued by IWCL under this Agreement representing the Warrants.

                 "Warrant Shares" mean the shares of Class A Common Stock (and any other securities) for which the Warrants are exercisable.


                 SECTION 1.02.  Other Definitions.

                                                                                              Defined in
         Term                                                                                   Section
         ----                                                                                  ---------
         "Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Recitals
         "Certificate Register" . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2.04
         "Common Shelf Registration Statement"  . . . . . . . . . . . . . . . . . . . .        5.01
         "Common Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.01
         "Class A Common Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Recitals
         "Delivering Seller"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5.05
         "Exercise Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3.01
         "Exercise Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.01
         "Expiration Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3.02(b)
         "Expiration Time"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.12
         "Extraordinary Cash Dividend"  . . . . . . . . . . . . . . . . . . . . . . . .        4.04
         "Global Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2.01
         "Holders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Recitals
         "Indemnified Parties"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5.05
         "Notes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Recitals
         "Private Placement Legend" . . . . . . . . . . . . . . . . . . . . . . . . . .        2.02(c)

         "Purchased Shares" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.12
         "QIBs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2.01
         "Registrar"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3.07
         "Regulation S Global Security" . . . . . . . . . . . . . . . . . . . . . . . .        2.01
         "Regulation S Permanent Global Security" . . . . . . . . . . . . . . . . . . .        2.01
         "Regulation S Restricted Period" . . . . . . . . . . . . . . . . . . . . . . .        2.01
         "Regulation S Securities Exchange Date"  . . . . . . . . . . . . . . . . . . .        2.01
         "Regulation S Temporary Global Security" . . . . . . . . . . . . . . . . . . .        2.01
         "Rule 144A"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2.01
         "Rule 144A Global Security"  . . . . . . . . . . . . . . . . . . . . . . . . .        2.01
         "Separability Legend"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2.02(b)
         "Separation Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Recitals
         "Successor Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.20(a)
         "Transfer Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3.05
         "Transfer Restricted Security" . . . . . . . . . . . . . . . . . . . . . . . .        2.06
         "Units"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Recitals
         "Units Offering" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Recitals
         "Warrant Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Recitals
         "Warrants" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        Recitals
         "Warrant Shelf Registration Statement" . . . . . . . . . . . . . . . . . . . .        5.01


                 SECTION 1.03. Rules of Construction. Unless the text otherwise requires:

                 (i)   a defined term has the meaning assigned to it;

                 (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                 (iii) "or" is not exclusive;

                 (iv)  "including" means including without limitation; and

                 (v) words in the singular include the plural and words in the plural include the singular unless the context otherwise requires.


                                   ARTICLE 2

                              Warrant Certificates


                 SECTION 2.01. Form and Dating. Warrants initially offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") in accordance with Rule 144A under the Securities Act (such Rule, or any successor provision thereto, "Rule 144A") shall be issued on the Issue Date initially in the form of one or more permanent global Warrant Certificates in registered form, substantially in the form set forth in Exhibit A hereto (each, a "Rule 144A Global Security"), deposited with the Warrant Agent, as custodian for the Depositary, duly executed by IWCL and countersigned by the Warrant Agent as hereinafter provided. Warrants initially offered and sold in offshore transactions in reliance on Regulation S shall be issued on the Issue Date initially in the form of one or more temporary global Warrant Certificates in registered form, substantially in the form of Exhibit A hereto (each, a "Regulation S Temporary Global Security"). The Regulation S Temporary Global Securities will be registered in the name of, and held by, a temporary certificate holder designated by Chase Securities Inc. until the 40th day after the later of the commencement of the distribution of the respective initial Warrants and the Issue Date (each, a "Regulation S Restricted Period") with respect to the offer and sale of the respective initial Warrants (the "Regulation S Securities Exchange Date"). IWCL shall promptly notify the Warrant Agent in writing of the occurrence of the Regulation S Securities Exchange Date and, within a reasonable period after the Regulation S Securities Exchange Date, upon receipt by the Warrant Agent and IWCL of one or more certificates substantially in the form set forth in Exhibit B hereto from one or more Holders of interests in the applicable Regulation S Temporary Global Security, IWCL shall execute, if not already executed, and the Warrant Agent shall countersign and deliver, if not already countersigned and delivered, one or more permanent global Warrant Certificates in registered form, substantially in the form set forth in Exhibit A hereto (each, a "Regulation S Permanent Global Security" and, together with the related Regulation S Temporary Global Security, a "Regulation S Global Security") or increase the beneficial ownership interest therein if already executed, countersigned and delivered, in exchange for the related Regulation S Temporary Global Securities of like tenor and amount. The Rule 144A Global Securities and Regulation S Global Security are referred to herein as the "Global Securities". Each Warrant Certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which IWCL is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to IWCL) and shall bear the legends required by Section 2.02. Each Warrant Certificate shall be dated the date of its countersignature. The terms of the Warrant Certificate set forth in Exhibit A are part of the terms of this Agreement. Notwithstanding the foregoing, the IWCL may execute, and the Warrant Agent may countersign and deliver Regulation S Permanent Global Securities in a $0 amount at the time of issuance of the Regulation S Temporary Global Security.


                 SECTION 2.02. Legends. (a) Each Warrant Certificate shall bear the following legend:

         THE CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF IRIDIUM WORLD COMMUNICATIONS LTD. ("IWCL") FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND

         DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC.

                 (b) Each Warrant Certificate issued prior to the Separation Date shall bear the following legend (the "Separability Legend"):

         THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF SENIOR NOTES DUE 2005, SERIES A OF IRIDIUM LLC AND IRIDIUM CAPITAL CORPORATION (IN EITHER SUCH CASE, THE "NOTES") AND WARRANTS. THE WARRANTS AND THE NOTES WILL NOT TRADE SEPARATELY UNTIL THE EARLIER OF (I) THE COMMENCEMENT OF AN EXCHANGE OFFER OR THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT FOR SUCH NOTES AND (II) SUCH DATE AFTER JANUARY 15, 1998 AS CHASE SECURITIES INC. MAY DETERMINE.

                 (c) Unless otherwise provided in Section 2.06 each Warrant Certificate shall bear the following legend (the "Private Placement Legend"):

         THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH IWCL OR ANY AFFILIATE OF IWCL WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), EXCEPT (A) TO IWCL, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT

         THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES (IF AVAILABLE) OR
         (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE (A) THROUGH (F), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND SUBJECT TO THE ISSUERS' AND THE WARRANT AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSES
         (A) THROUGH (F), A CERTIFICATE OF TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO IWCL AND THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT IT IS NOT AN AFFILIATE OF IWCL OR ACTING ON BEHALF OF IWCL AND (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.

                 (d) Each Warrant Certificate issued in global form and deposited with DTC shall bear the following legend:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO IWCL OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO HEREIN.

                 SECTION 2.03. Execution and Countersignature. Two Officers shall sign the Warrant Certificates for IWCL by manual or facsimile signature. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrant Certificate shall nevertheless be valid. A Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent manually countersigns the Warrant Certificate. Such authorized signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

                 The Warrant Agent shall initially countersign and deliver Warrant Certificates which are Units entitling the Holders thereof to purchase in the aggregate not more than 1,560,000 Warrant Shares upon a written order of IWCL signed by two Officers.

                 The Warrant Agent may appoint an agent reasonably acceptable to IWCL to countersign the Warrant Certificates. Unless limited by the terms of such appointment, such agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes countersignature by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.


                 SECTION 2.04. Certificate Register. The Warrant Agent shall keep a register ("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants represented on the face of each Warrant Certificate. IWCL and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither IWCL nor the Warrant Agent shall be affected by notice to the contrary.


                 SECTION 2.05. Separation of Warrants and Notes. (a) Prior to the Separation Date, no Warrant may be sold, assigned or otherwise transferred to any Person unless, simultaneously with such transfer, the Warrant Agent receives confirmation from the Trustee for the Notes that the Holder thereof has requested a transfer of such Notes to the same transferee.

                 (b) On or after the Separation Date, the holder of a Warrant Certificate containing a Separability Legend may surrender such Warrant Certificate accompanied by a written application to the Warrant Agent, duly executed by the Holder thereof, for a new Warrant Certificate or certificates not containing the Separability Legend.


                 SECTION 2.06. Transfer and Exchange. The Warrant Certificates shall be issued in registered form only and shall be transferable only upon the surrender of such Warrant Certificate for registration of transfer. When a Warrant Certificate is presented to the Warrant Agent with a request to register a transfer, the Warrant Agent shall register the transfer as requested if the reasonable requirements of the Warrant Agent and of Section 8-401(1) of the Uniform Commercial Code as in effect in the State of New York are met, as stated to the Warrant Agent in an opinion of counsel if requested by the Registrar; provided, however, that prior to the Separation Date the Warrant Agent shall not register a transfer of a Warrant

Certificate and such transfer will be void and of no effect unless the Notes that are a part of the same Unit as the Warrants represented by such Warrant Certificate to be transferred are simultaneously transferred to the same transferee. To permit the registration of transfers and exchanges, IWCL shall execute and the Warrant Agent shall countersign Warrant Certificates at the Warrant Agent's request. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be valid obligations of IWCL, entitled to the same benefits under this Agreement as the Warrant Certificates surrendered upon such registration of transfer or exchange. No service charge will be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose. However, IWCL may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates but not for any exchange or original issuance (not involving a transfer) pursuant to Section 2.08, 3.04 or 3.05.

                 During the period beginning on the later of the Issue Date and the last date on which IWCL or any Affiliate of IWCL was the owner of an initial Warrant (or any predecessor Warrant) and ending on the date two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) from any such date, any initial Warrant issued or owned during the period set forth above, as the case may be, and any Warrant issued upon registration of transfer of, or in exchange for, or in lieu of, such initial Warrant shall be deemed a "Transfer Restricted Security" and shall be subject to the restrictions on transfer provided in the legend set forth in Section 2.02(c); provided, however, that the term "Transfer Restricted Security" shall not include (a) any initial Warrant which is issued upon transfer of, or in exchange for, any Warrant which is not a Transfer Restricted Security or (b) any initial Warrant as to which such restrictions on transfer have been terminated in accordance with this Section 2.06.

                 Every Transfer Restricted Security shall be subject to the restrictions on transfer set forth in Section 2.01 and Section 2.11 and shall bear the Private Placement Legend and the Holder of each Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

                 The restrictions imposed by Section 2.01 and Section 2.11 upon the transferability of any particular Transfer Restricted Security shall cease and terminate and the Private Placement Legend shall no longer be necessary (a) in the case of a Regulation S Global Security, on the Regulation S Securities Exchange Date with respect to the Warrants or (b) in the case of a Rule 144A Global Security or Definitive Security, on (x) the later of two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the Issue Date or the last date on which IWCL or any Affiliate of IWCL was the owner of the applicable Transfer Restricted Security (or any predecessor of such Transfer Restricted Security) or (y) (if earlier) if and when such Transfer Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or, unless the Holder thereof is an Affiliate of IWCL, transferred pursuant to Rule 144 or Rule 904 under the Securities Act (or any successor provision). IWCL shall inform the Warrant Agent in writing of the effective date of any registration statement registering any Transfer Restricted Securities under the Securities Act.

                 Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required tn be reflected in a book-entry.


                 SECTION 2.07. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, IWCL shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate of the same tenor and amount if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. Such Holder shall furnish an indemnity bond sufficient in the judgment of IWCL and the Warrant Agent to protect IWCL and the Warrant Agent from any loss which either of them may suffer if a Warrant Certificate is replaced. IWCL and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of IWCL.


                 SECTION 2.08. Temporary Certificates. Until definitive Warrant Certificates are ready for delivery, IWCL may prepare and the Warrant Agent shall countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that IWCL considers appropriate for temporary Warrant Certificates. Without unreasonable delay, IWCL shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.


                 SECTION 2.09. Cancellation. (a) In the event IWCL shall purchase or otherwise acquire Warrant Certificates, the same shall thereupon be delivered to the Warrant Agent for cancellation.

                 (b) The Warrant Agent and no one else shall cancel and may, but shall not be required to, destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation unless IWCL directs the Warrant Agent to deliver cancelled Warrant Certificates to IWCL. IWCL may not issue new Warrant Certificates to replace Warrant Certificates to the extent they represent Warrants which have been exercised or Warrants which IWCL has purchased or otherwise acquired.


                 SECTION 2.10.  Book-Entry Provisions for Global Securities.
(a) Each Global Security shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be delivered to the Warrant Agent as custodian for such Depositary and (iii) bear the Global Securities legend as set forth in Section 2.02(d).

                 Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Warrant Agreement with respect to any Global Security held on their behalf by the Depositary, or the Warrant Agent as its custodian, or under such Global Security, and the Depositary may be treated by IWCL, the Warrant Agent and any agent of IWCL or the Warrant

Agent as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent IWCL, the Warrant Agent or any agent of IWCL or the Warrant Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Warrant Certificate.

                 (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.11. Except as otherwise provided in Section 2.11, beneficial owners of interests in a Global Security may obtain Definitive Securities in exchange for their beneficial interests in such Global Security only if (i) IWCL notifies the Warrant Agent in writing that the Depositary is no longer willing or able to continue as Depositary for such Global Security or the Depositary ceases to be a "clearing agency" registered under the Exchange Act and, in each case, a successor depository is not appointed by IWCL within 90 days of such notice or such cessation, as the case may be, (ii) an Event of Default (as defined in the Indenture has occurred and is continuing under the Indenture and the Warrant Agent has received a request from the Depositary to effect such exchange or
(iii) IWCL, at its option, notifies the Warrant Agent that it elects to cause the issuance of the Warrants in definitive form.

                 (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

                 (d) In connection with any transfer of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to
Section 2.10(b) or Section 2.11, the Warrant Agent shall reflect on its books and records the date and a decrease in the aggregate number of Warrants in such Global Security in an amount equal to the aggregate number of Warrants in the beneficial interest in such Global Security to be transferred, and IWCL shall execute, and the Warrant Agent shall countersign and deliver, one or more Definitive Securities of like tenor and amount.

                 (e) In connection with the transfer of an entire Global Security to beneficial owners thereof pursuant to subsection (b) of this Section, such Global Security shall be deemed to be surrendered to the Warrant Agent for cancellation, and IWCL shall execute, and the Warrant Agent shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate number of Warrants represented by Definitive Securities of authorized denominations.

                 (f) Any Definitive Security delivered in exchange for an interest in a Rule 144A Global Security pursuant to Section 2.10(b) or Section 2.10(d) shall, unless the circumstances provided in Section 2.11(a)(i)(x) exist or except as otherwise provided in
Section 2.11(e), bear the Private Placement Legend.

                 (g) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Warrant Agreement or the Warrants.


                 SECTION 2.11. Special Transfer Provisions. (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                 (i) The Warrant Agent shall register the transfer of any Warrant Certificate, whether or not such Warrant Certificate bears the Private Placement Legend, if (x) the requested transfer is subsequent to a date which is two years after the later of the Issue Date and the last date on which IWCL or any of its Affiliates was the owner of such Warrant or (y) the proposed transferee has delivered to the Warrant Agent a certificate substantially in the form set forth in Exhibit C hereto.

                 (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Rule 144A Global Security seeking to transfer a Definitive Security to another person, upon receipt by the Warrant Agent of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Warrant Agent's procedures therefor, the Warrant Agent shall reflect on its books and records the date and a decrease in the number of Warrants represented by Rule 144A Global Security in an amount equal to the number of Warrants represented by such Rule 144A Global Security to be transferred, and IWCL shall execute, and the Warrant Agent shall authenticate and deliver, one or more Definitive Certificates of like tenor and amount.

                 (iii) An Institutional Accredited Investor which is not a QIB and not a Non-U.S. Person shall only hold Definitive Securities.

                 (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than a Non-U.S. person);

                 (i) If the Warrant to be transferred consists of (x) Definitive Securities, the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has delivered to the Warrant Agent a certificate substantially in the form set forth in Exhibit D hereto to the Warrant Agent or (y) an interest in a Rule 144A Global Security, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

                 (ii) If the Warrant to be transferred consists of Definitive Securities, upon receipt by the Warrant Agent of instructions given in accordance with the Depositary's and the

         Warrant Agent's procedures therefor, the Warrant Agent shall reflect on its books and records the date and an increase in the number of Warrants represented by the Rule 144A Global Security in an amount equal to the number of Warrants represented by the Definitive Securities to be transferred, and the Warrant Agent shall cancel the Definitive Securities so transferred.

                 (c) Transfers of Interests in a Regulation S Global Security to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in a Regulation S Global Security to U.S. Persons:

                 (i) If the beneficial interest to be transferred is in a Regulation S Temporary Global Security, transfers by an owner of a beneficial interest in such Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security will be made only upon receipt by the Warrant Agent from the transferor of a certificate substantially in the form set forth in Exhibit D hereto to the effect that such transfer is being made to a person who the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A; and

                 (ii) If the beneficial interest to be transferred is in a Regulation S Permanent Global Security, the Warrant Agent shall register the transfer of any such Warrant Certificate without requiring any additional certification.

                 (d) Transfers to Non-U.S. Person at Any Time. The following provisions shall apply with respect to any transfer of a Warrant Certificate to a Non-U.S. Person:

                 (i) The Warrant Agent shall register any proposed transfer to any Non-U.S. Person if the Warrant Certificate to be transferred is a Definitive Security or an interest in a Rule 144A Global Security only upon receipt of a certificate substantially in the form set forth in Exhibit E hereto from the proposed transferor. Prior to the termination of the Regulation S Restricted Period, any Non-U.S. Person shall be delivered a beneficial interest in the Regulation S Temporary Global Security.

                 (ii) (x) If the proposed transferor is an Agent Member holding a beneficial interest in a Rule 144A Global Security, upon receipt by the Warrant Agent of (1) the documents required by paragraph (i) of this paragraph (d) and (2) instructions in accordance with the Depositary's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and a decrease in the number of Warrants represented by such Rule 144A Global Security in an amount equal to the number of Warrants represented by the beneficial interest in such Rule 144A Global Security to be transferred, and (y) upon receipt by the Warrant Agent of instructions given in accordance with the Depositary's and the Warrant Agent's procedures, the Warrant Agent shall reflect on its books and records the date and an increase in the number of Warrants represented by the Regulation S Global Security in an amount equal to the number of Warrants represented by the Definitive Securities or such Rule 144A Global Security, as the case may be, to be transferred, and the Warrant Agent shall cancel the Definitive Security so transferred or decrease the number of Warrants represented by such Rule 144A Global Security, as the case may be.

                 (e) Private Placement Legend. Upon the transfer, exchange or replacement of Warrant Certificates not bearing the Private Placement Legend, the Warrant Agent shall deliver Warrant Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Warrant Certificates bearing the Private Placement Legend, the Warrant Agent shall deliver only Warrant Certificates that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required pursuant to Section 2.01 and Section 2.06, or (ii) there is delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to IWCL and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                 (f) General. By its acceptance of any Warrant Certificate, or any beneficial interest in any Global Security, bearing the Private Placement Legend, each Holder of such Warrant Certificate or beneficial interest acknowledges the restrictions on transfer of such Warrant Certificate set forth in this Warrant Agreement and in the Private Placement Legend and agrees that it will transfer such Warrant Certificate only as provided in this Warrant Agreement. The Warrant Agent shall not register a transfer of any Warrant Certificate unless such transfer complies with the restrictions on transfer of such Warrant Certificate set forth in this Warrant Agreement. In connection with any transfer of Warrant Certificates to an Institutional Accredited Investor, each such Holder or beneficial owner agrees by its acceptance of the Warrant Certificates to furnish the Warrant Agent or IWCL such certifications, legal opinions or other information as such Person may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Warrant Agent shall not be required to determine (but may rely on a determination made by IWCL with respect to) the sufficiency of any such certifications, legal opinions or other information.


                                   ARTICLE 3

                                 Exercise Terms


                 SECTION 3.01. Exercise Price. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase 5.2 shares of Class A Common Stock for a per share exercise price (the "Exercise Price") of $20.90.

                 SECTION 3.02. Exercise Periods. (a) Subject to the terms and conditions set forth herein, the Warrants shall be exercisable at any time or from time to time after July 16, 1998; provided, however, that holders of Warrants will be able to exercise their Warrants only if the Common Shelf Registration Statement relating to the Warrant Shares is effective and the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such holders reside.

                 (b) No Warrant shall be exercisable after July 15, 2005, at which time the Warrants shall automatically expire (the "Expiration Date").


                 SECTION 3.03. Expiration. Each Warrant shall terminate and become void as of the earlier of (i) the close of business on the Expiration Date or (ii) the date such Warrant is exercised. IWCL shall give notice not less than 90 and not more than 120 days prior to the Expiration Date to the Holders of all then outstanding Warrants to the effect that the Warrants will terminate and become void as of the close of business on the Expiration Date; provided, however, that if IWCL fails to give notice as provided in this
Section 3.03, the Warrants will nevertheless expire and become void on the Expiration Date.


                 SECTION 3.04. Manner of Exercise. Warrants may be exercised upon (i) surrender to the Warrant Agent at the principal corporate trust office of the Warrant Agent, together with the form of election to purchase Class A Common Stock on the reverse thereof duly filled in and signed by the Holder thereof, and (ii) payment to the Warrant Agent, for the account of IWCL, of the Exercise Price for each Warrant Share issuable upon the exercise of such Warrants then exercised. Such payment shall be made in cash or by certified or official bank check payable to the order of IWCL or by wire transfer of funds to an account designated by IWCL for such purpose. Subject to Section 3.02, Warrants shall be exercisable at the election of the Holders thereof either in full at any time or in part from time to time, and in the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and IWCL, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of IWCL for such purpose.


                 SECTION 3.05. Issuance of Warrant Shares. Subject to Section 2.07, upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.04, IWCL shall issue and cause The Bank of New York, as transfer agent for the Class A Common Stock or any successor thereto ("Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate or certificates for the number of whole Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.06 in respect of any fractional Warrant Shares otherwise issuable upon such exercise. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise

Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date IWCL shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.


                 SECTION 3.06. Fractional Warrant Shares. IWCL shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of whole Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.06, be issuable on the exercise of any Warrant (or specified portion thereof), IWCL shall pay at the time of exercise an amount in cash equal to the Current Market Value per Warrant Share, as determined on the Business Day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.


                 SECTION 3.07. Reservation of Warrant Shares. IWCL shall at all times keep reserved out of its authorized shares of Class A Common Stock a number of shares of Class A Common Stock sufficient to provide for the exercise of all outstanding Warrants. The Bank of New York, as U.S. Registrar, and Codan Services Limited, as Bermuda Registrar, for the Class A Common Stock or any successor thereto (in each case, the "Registrar"), shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. IWCL will keep a copy of this Agreement on file with the Transfer Agent. All Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. IWCL will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section
3.06. IWCL will furnish to such Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

                 Before taking any action which would cause an adjustment pursuant to Article 4 to reduce the Exercise Price below the then par value ($0.01 per share) of the Class A Common Stock, IWCL shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that IWCL may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at the Exercise Price as so adjusted.

                 IWCL covenants that all shares of Class A Common Stock which may be issued upon exercise of Warrants will, upon issue, be duly and validly issued, fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests, created by or through IWCL, with respect to the issue thereof.


                 SECTION 3.08. Compliance with Law. Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares is then effective or (ii) in the opinion of counsel to IWCL addressed to the Warrant Agent the exercise of such Warrants is exempt from the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the States or other jurisdictions in which such holders reside.


                                   ARTICLE 4

                            Antidilution Provisions


                 SECTION 4.01. Changes in Class A Common Stock. The number of Warrant Shares that may be purchased upon the exercise of each Warrant (the "Exercise Rate") and the related Exercise Price will both be subject to adjustment from time to time upon the occurrence of the events enumerated in this Article 4. For purposes of this Article 4, "Common Stock" means the Class A Common Stock and any other stock of IWCL for which the Warrants may be exercised and where, as a result of this definition, the term refers to more than one class of securities, the adjustment provisions of this Article 4 shall be equitably adjusted to achieve as nearly as practicable the intended result as evidenced by the text of such adjustment provisions.


                 SECTION 4.02. Adjustments for Change in Capital Stock. If at any time after the date of this Agreement, IWCL:

                 (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                 (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                 (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                 (4) pays a dividend or makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                 (5) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price and the Exercise Rate in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of IWCL which such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

                 The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                 If after an adjustment and upon exercise of a Warrant the holder may receive shares of two or more classes or series of capital stock of IWCL, IWCL shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article 4.

                 Such adjustment shall be made successively whenever any event listed above occurs.


                 SECTION 4.03. Adjustments for Rights Issue. If IWCL distributes any rights, options or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock at a price per share less than the Current Market Value per share as of the Time of Determination, the Exercise Price shall be adjusted in accordance with the formula:

                           O +    N x P
                                  -----
         E'  =   E   x            M
                           ----------
                              O + N

where:

         E'      =        the adjusted Exercise Price.

         E       =        the current Exercise Price.

         O       =        the number of shares of Common Stock outstanding on
                          the record date.

         N       =        the number of additional shares of Common Stock that
                          may be acquired in connection with such distribution.

         P       =        the price per share to acquire such additional shares
                          of Common Stock.

         M       =        the Current Market Value per share, minus, in case
                          (i) any other distribution has occurred to which
                          Section 4.02(4) applies or (ii) any other distribution which has occurred to which Section 4.04 applies, and with respect to which, in either case,
                          (x) the record date shall occur on or before the record date for the distribution to which this
                          Section 4.02 applies or (y) the Ex-Dividend Time (as defined in the definition of Time of Determination) shall occur on or after the date of the Time of Determination for the distribution to which this
                          Section 4.03 applies, the fair market value (on the record date for the distribution to which this
                          Section 4.03 applies) of (1) the capital stock of IWCL distributed in respect of each share of Common
                          Stock in such Section 4.02(4) distribution and (2) the assets of IWCL or debt securities or any rights, warrants or options to purchase securities of IWCL distributed in respect of each share of Common Stock in such Section 4.04 distribution.

                 The Board shall determine fair market values in good faith for the purpose of this Section 4.03.

                 The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options to which this Section 4.03 applies. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such date fixed for determination of stockholders entitled to receive such rights or warrants had not been so fixed.

                 No adjustment shall be made under this Section 4.03 if the application of the formula stated above in this Section 4.03 would result in a value of E' that is higher than the value of E.


                 SECTION 4.04. Adjustment for Other Distributions. If IWCL distributes to all holders of its Common Stock any of its assets, debt securities or any rights, options or warrants to purchase debt securities, assets or other securities of IWCL, the Exercise Price shall be adjusted in accordance with the formula:

         E'  =   E  x    M - F
                         -----
                             M

where:

         E'      =        the adjusted Exercise Price.

         E       =        the current Exercise Price.

         M       =        the Current Market Value (including securities or
                          cash, but excluding (1) distributions of capital stock referred to in Section 4.02 and distributions of rights, warrants or options referred to in Section
                          4.03 and (2) cash dividends or other distributions that are paid out of consolidated current net earnings retained in the business as shown on the books of IWCL unless such cash dividends or other cash distributions are Extraordinary Cash Dividends
                          (as hereinafter defined)) per share of Common Stock on the record date for the determination of stockholders entitled to receive the distribution.

         F       =        the fair market value (as determined in good faith by
                          the Board) of the assets, securities, rights or warrants applicable to one share of Common Stock as of the Time of Determination for the determination of stockholders entitled to receive the distribution.

                 The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                 This Section 4.04 shall not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings or earned surplus as shown on the books of IWCL prepared in accordance with generally accepted accounting principles other than any Extraordinary Cash Dividend. Also, this subsection shall not apply to rights, options or warrants referred to in Section 4.03. An "Extraordinary Cash Dividend" shall be any cash dividend other than a dividend that, when added to all other cash dividends paid in the twelve month period prior to the declaration date of such dividend (excluding any such other dividend included in a previous adjustment of the Exercise Price under this Section 4.04), does not exceed 10% of the Current Market Value per share of Common Stock on such declaration date. In all cases, IWCL shall give the Warrant holders at least 10 days notice of a record date for any dividend payment on the Common Stock.


                 SECTION 4.05. Adjustment for Common Stock Issue. If IWCL issues shares of Common Stock for a consideration per share less than the Current Market Value per share on the date IWCL fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:

                            O +   P
         E'  =   E   x         M  --
                            -----
                            O +   N

where:

         E'      =        the adjusted Exercise Price.

         E       =        the then current Exercise Price.

         O       =        the number of shares outstanding immediately prior to
                          the issuance of such additional shares.

         N       =        the number of additional shares issued.

         P       =        the aggregate consideration received for the issuance
                          of such additional shares.

         M       =        the Current Market Value per share on the date of
                          issuance of such additional shares.

                 The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

         This Section 4.05 does not apply to:

                 (1)      any of the transactions described in Sections 4.02,
4.03 and 4.04;

                 (2) the exercise of Warrants or other warrants outstanding on the date of this Agreement, or the conversion or exchange of other securities convertible or exchangeable for Common Stock;

                 (3) Common Stock issued to IWCL's or Iridium's employees under bona fide employee benefit plans adopted by the Board and approved by the holders of Common Stock when required by law, and Common Stock issued to the non-employee directors of IWCL or Iridium upon the exercise of options granted to such persons, if such Common Stock would otherwise be covered by this
Section 4.05 (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Agreement shall not exceed 4% (in equivalent value) of the Class 1 Membership Interests in Iridium outstanding at the time of the adoption of each such plan, exclusive of antidilution adjustments thereunder);

                 (4) Common Stock issuable upon the exercise of rights or warrants issued to the holders of Common Stock;

                 (5) Common Stock issued to stockholders of any person which is merged with IWCL or any subsidiary of IWCL or Iridium in proportion to their stock holdings of such person immediately prior to such merger, upon such merger;

                 (6) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting;

                 (7) Common Stock issued in a bona fide offering under Rule 144A or Regulation S or a bona fide private placement, in each case to multiple purchasers; or

                 (8) Common Stock issued in exchange for Class 1 Membership Interests of Iridium LLC pursuant to the Interest Exchange Agreement, dated as of June 9, 1997 between IWCL and Iridium.


                 SECTION 4.06.  Adjustment for Convertible Securities Issue.
If IWCL issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in Sections 4.02, 4.03 and 4.04) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Current Market Value per share of the Common Stock on the date of issuance of such convertible or exchangeable securities, the Exercise Price shall be adjusted in accordance with the formula:

                            O +   P
                                 ---
         E'  =   E   x    M
                         ---
                            O +   D

where:

         E'      =        the adjusted Exercise Price.

         E       =        the then current Exercise Price.

         O       =        the number of shares outstanding immediately prior to
                          the issuance of such additional shares.

         D       =        the maximum number of shares deliverable upon
                          conversion of or in exchange for such securities at the initial conversion or exchange rate.

         P       =        the aggregate consideration received for the issuance
                          of such securities.

         M       =        the Current Market Value per share on the date of
                          issuance of such securities.

                 The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                 If all the Common Stock deliverable upon conversion or exchange of such securities has not been issued when such securities are no longer convertible, exchangeable or outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion or exchange of such securities.

                 This Section 4.06 does not apply to:

                 (1) convertible or exchangeable securities issued to stockholders of any person which is merged with IWCL or any subsidiary of IWCL, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger;

                 (2) convertible or exchangeable securities issued in a bona fide public offering pursuant to a firm commitment underwriting; or

                 (3) convertible or exchangeable securities issued in a bona fide offering under Rule 144A or Regulation S or a bona fide private placement, in each case to multiple purchasers.


                 SECTION 4.07. Consideration Received. For purposes of any computation respecting consideration received pursuant to Sections 4.05 and 4.06, the following shall apply:

                 (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by IWCL for any underwriting of the issue or otherwise in connection therewith;

                 (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board (irrespective of the accounting treatment thereof) and described in a Board resolution which shall be filed with the Warrant Agent; and

                 (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by IWCL for the issuance of such securities plus the additional minimum consideration, if any, to be received by IWCL upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in paragraphs (1) and
(2) of this Section 4.07); provided that if consideration in addition to such additional minimum consideration is received by IWCL then the Exercise Price shall be promptly readjusted to the

Exercise Price which would then be in effect had such additional consideration been included in the calculation of the Exercise Price.


                 SECTION 4.08. When No Adjustments Required. To the extent the Warrants become convertible into cash pursuant to Section 4.20, no adjustment shall be made thereafter. Interest will not accrue on the cash.


                 SECTION 4.09. Notice of Adjustments. Whenever the Exercise Rate or Exercise Price is adjusted, IWCL shall provide the written notices required by Section 4.19.


                 SECTION 4.10. Voluntary Increase or Reduction. IWCL from time to time may increase the Exercise Rate or decrease the Exercise Price, as the case may be, by any amount for any period of time if the period is at least 20 days and if the increase or decrease, as the case may be, is irrevocable during the period.

                 Whenever the Exercise Rate is increased or the Exercise Price is decreased, as the case may be, IWCL shall mail to registered Warrant holders and the Warrant Agent a notice of the increase or decrease, as the case may be. IWCL shall mail the notice at least 15 days before the date the increased Exercise Rate or decreased Exercise Rate or decreased Exercise Price, as the case may be, and the period it will be in effect.

                 An increase in the Exercise Rate or decrease in the Exercise Price, as the case may be, does not change or adjust the Exercise Rate or Exercise Price, as the case may be, otherwise in effect, or as used for calculations, for purposes of Sections 4.02, 4.03, 4.04, 4.05 and 4.06.


                 SECTION 4.11. Notice of Certain Transactions. If: (1) IWCL takes any action that would require an adjustment in the Exercise Rate pursuant to Section 4.02, 4.03 or 4.04 or (2) IWCL takes any action that would require a supplemental Warrant Agreement pursuant to Section 4.20, IWCL shall mail to registered Warrant holders and the Warrant Agent a notice stating the proposed record date for a dividend or distribution or the expected effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. IWCL shall mail the notice at least 20 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.


                 SECTION 4.12. Self-Tenders. In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by IWCL or any subsidiary of IWCL to all or substantially all of IWCL's stockholders for all or any portion of the Common Stock where the cash and value of any other consideration included in such payment per share of Common Stock exceeds the Current Market Value of the common Stock on the business day immediately preceding the commencement of the self-tender or exchange offer, the Exercise Price shall be reduced on the 5th Business Day following the Expiration Time (as defined) so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (without giving effect to any reduction in respect of any tendered of exchanged shares) on the Expiration Time multiplied by the Current Market Value of the Common Stock on the business day immediately preceding the commencement of the self-tender or exchange offer, and the denominator of which shall be the sum of (A) the fair market value (determined by the Board in good faith) of the aggregate consideration payable to stockholders based on the actual acceptances (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Value of the Common Stock on the business day immediately preceding the commencement of the self-tender or exchange offer, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.


                 SECTION 4.13. Warrant Agent's Disclaimer. The Warrant Agent has no duty to determine when an adjustment under this Article 4 should be made, how such adjustment should be made or what such adjustment should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under Section 4.20 are correct. The Warrant Agent makes no representation or warranty as to the validity or value of any securities or assets issued upon exercise of Warrants or pursuant to any adjustment. The Warrant Agent shall not be responsible for IWCL's failure to comply with Article 4.


                 SECTION 4.14. When Issuance or Payment May Be Deferred. In any case in which this Article 4 shall require that an adjustments in the Exercise Rate be made effective as of a record date for a specified event, IWCL may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of IWCL, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of IWCL, if any, issuable upon such exercise on the basis of the Exercise Rate and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 3.06; provided, however, that IWCL shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.


                 SECTION 4.15. Adjustment in Exercise Rate. Upon each adjustment of the Exercise Price pursuant to this Article 4 with respect to the Warrants, each such Warrant outstanding prior to the making of the adjustment in Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                      N' = N   x   E
                                   --
                                      E'
where:

         N'      =        the adjusted Exercise Rate of the Warrants.

         N       =        the Exercise Rate of the Warrants, prior to
                          adjustment.

         E'      =        the adjusted Exercise Price.

         E       =        the Exercise Price prior to adjustment.


                 SECTION 4.16. Form of Warrants. Irrespective of any adjustments in the Exercise Price or the Exercise Rate or kind of shares or other assets purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares or other assets as are stated in the Warrants initially issuable pursuant to this Agreement.


                 SECTION 4.17. Limitation on Adjustments. IWCL shall take no action which reduces the Exercise Price below the then par value of the Warrant Shares.


                 SECTION 4.18. No Dilution or Impairment. If any event shall occur as to which the provisions of Article 4 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights represented by the Warrants in a way that is contrary to the manifest and essential intent and principles of Article 4, then, in each such case, IWCL shall appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or material indirect financial interest in IWCL, who has not been, and, at the time it is called upon to give independent financial advice to IWCL, is not (and none of its directors, officers, employees, affiliates or stockholders are) a promoter, director or officer of IWCL, which shall give their opinion upon the adjustment, if any, on a basis consistent with the manifest and essential intent and principles established in Article 4, necessary to preserve, without dilution, the purchase rights, represented by the Warrants. Upon receipt of such opinion, IWCL will promptly mail a copy thereof to the Warrant Agent and the Warrant holders and shall make the adjustments described therein.


                 SECTION 4.19. Notices to Warrant Holders; Rights of Warrant Holders. Upon any adjustment of the Exercise Rate pursuant to Article 4, IWCL shall as soon as practicable (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Board (who may be the regular auditors of IWCL) setting forth the Exercise Rate and Exercise Price for each of the Warrants after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment of the Exercise Rate, upon exercise of a Warrant, and the Exercise Price in effect after such adjustment and (ii) cause to be given to each of the registered holders of the Warrant certificates at his or her address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 4.19.

                 In case:

                 (a) IWCL shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants and other than issuances in exchange for equivalent consideration; or

                 (b) IWCL shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in Section 4.02 each and other than distributions in exchange for equivalent consideration, but including Extraordinary Cash Dividends); or

                 (c) of any consolidation or merger to which IWCL is a party and for which approval of any shareholders of IWCL is required, or of the conveyance or transfer of the properties and assets of IWCL substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer by IWCL for shares of Common Stock; or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of IWCL; or

                 (e) IWCL proposes to take any action (other than actions of the character described in Section 4.02) which would require an adjustment of the Exercise Price pursuant to Article 4;

then IWCL shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant certificates at the address appearing on the Warrant register, at least 10 days (or 5 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial or record expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of share of Common Stock shall be entitle to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up. The failure to give the notice required by the Section 4.19 or any defect therein shall not affect the legality of validity of any issuance, right, option, warrant, distribution, tender offer, exchange offer, consolidation, merger, conveyance, transfer, reclassification, dissolution, liquidation or winding up, or the vote upon any action.


                 SECTION 4.20. Combination; Liquidation. (a) Except as provided in Section 4.20(b), in the event of a Combination, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, IWCL shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into a supplemental agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.20(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The provisions of this Section 4.20(a) shall similarly apply to successive Combinations involving any Successor Company.

                 (b) In the event of (i) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of IWCL, the holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

                 In case of any Combination described in this Section 4.20(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of IWCL, IWCL, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent is required to deliver a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants. Upon receipt of such payment, if any, the Warrants will expire and the rights of the Holders thereof shall cease.

                 If this Section 4.20 applies, Sections 4.02, 4.03, 4.04, 4.05,
4.06 and 4.12 shall not apply.


                 SECTION 4.21. Minimum Adjustment. The adjustments required by the preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 4, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.


                 SECTION 4.22. Motorola Guarantee Warrants; Iridium Capital Stock. Notwithstanding anything to the contrary contained in this Article 4, no adjustment will be made, directly or indirectly, as a direct or indirect result of the issuance, acceleration or exercise of the warrants to compensate Motorola for issuance or modification of the Guarantee Agreement or any guarantee provided pursuant to the Motorola Additional Guarantee, in each case as required by the MOU, or the issuance or other distribution of membership interests or other capital stock by Iridium.



                                   ARTICLE 5

                              Registration Rights


                 SECTION 5.01. Effectiveness of Registration Statement. Subject to Section 5.02, IWCL shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act not later than the first date on which IWCL is eligible to file a registration statement on Form S-3, a shelf registration statement relating to the offer and sale of the Warrants by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such registration statement (the "Warrant Shelf Registration Statement"), and shall use its reasonable efforts to cause the Warrant Shelf Registration Statement to be declared effective on or before 365 days after the Issue Date. Subject to Section 5.02, IWCL shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act not later than the first date on which IWCL is eligible to file a registration statement on Form S-3, a shelf registration statement covering the issuance of Warrant Shares to the Holders upon exercise of the Warrants by the Holders thereof (the "Common Shelf Registration Statement", and together with the Warrant Shelf Registration Statement, the "Registration Statements") and shall use its reasonable efforts to cause the Common Shelf Registration Statement to be declared effective on or before 365 days after the Issue Date. Subject to Section 5.02, IWCL shall cause each of the Registration Statements to remain effective until (A) in the case of the Common Shelf Registration Statement, the earlier of (i) such time as all Warrants have been exercised and
(ii) the Expiration Date and (B) in the case of the Warrant Shelf Registration Statement, the earliest of (i) such time as all the Warrants have been sold thereunder, (ii) two years after its effective date and (iii) such time as the Warrants can be sold by Persons who are not Affiliates of IWCL without restriction under the Securities Act. In connection with any Registration Statement, (i) IWCL shall furnish to the Warrant Agent, prior to the filing with the SEC, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when filed with the SEC, such comments as the Warrant Agent may reasonably propose, (ii) IWCL shall furnish to each Holder, without charge, at least one copy of any Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference),
(iii) IWCL shall, for
so long as any Registration Statement is effective, deliver to each Holder, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Registration Statement and any amendment or supplement thereto as such Holder may reasonably request, and IWCL consents to the proper use of the most recent prospectus included therein and the most recent amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Warrants or the Warrant Shares, as the case may be, covered by such prospectus and any amendment or supplement thereto, (iv) IWCL may require each Holder of Warrants to be sold pursuant to the Warrant Shelf Registration Statement or to be exercised in connection with the Common Shelf Registration Statement to furnish to IWCL such information regarding the Holder and the distribution of such Warrants or Warrant Shares as IWCL may from time to time reasonably request for inclusion in such Registration Statement, (v) IWCL shall, if requested, promptly incorporate in a prospectus supplement or post-effective amendment to such Registration Statement such information as a majority of the Holders of all then outstanding Warrants issued in the Units Offerings taken as a single class reasonably agree should be included therein and shall make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified in writing of the matters to be incorporated in such prospectus supplement or post-effective amendment, (vi) IWCL shall enter into such agreements (including underwriting agreements) as are appropriate, customary and reasonably necessary in connection with any such Registration Statement and
(vii) IWCL shall (A) make available all material customary for reasonable due diligence examinations in connection with such Registration Statements, (B) make such representations and warranties to the Holders of Warrants as are customary and reasonable in connection with such Registration Statements, (C) obtain such opinions of counsel to IWCL addressed to and reasonably satisfactory to the Holders of Warrants as are customary and reasonable in connection with such Registration Statements and (D) obtain such "comfort" letters and updates thereof from the independent certified public accountants of IWCL addressed to the Holders of Warrants as are customary and reasonable in connection with such Registration Statements. IWCL will furnish the Warrant Agent with current prospectuses meeting the requirements of the Securities Act in sufficient quantity to permit the Warrant Agent to deliver, at IWCL's expense, a prospectus to each holder of a Warrant upon the exercise thereof. IWCL shall promptly inform the Warrant Agent in writing of any change in the status of the effectiveness or availability of any Registration Statement.


                 SECTION 5.02. Suspension. During any consecutive 365-day period, IWCL shall be entitled to suspend the availability of each of the Warrant Shelf Registration Statement and the Common Shelf Registration Statement for up to two 45 consecutive-day periods (except during the 45 consecutive-day period immediately prior to the Expiration Date) if the Board determines in the exercise of its reasonable judgement that there is a valid business purpose for such suspension and provides notice that such determination was made by the Board to the holders of the Warrants; provided, however, that in no event shall IWCL be required to disclose the business purpose for such suspension if IWCL determines in good faith that such business purpose must remain confidential.


                 SECTION 5.03. Blue Sky. IWCL shall use its reasonable efforts to register or qualify the Warrants and the Warrant Shares under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States and Canada in which any Holder of

Warrants may or may be deemed to purchase Warrants or Warrant Shares upon the exercise of Warrants and shall use its reasonable efforts to maintain such registration or qualification (A) in the case of the Common Shelf Registration Statement, until the earlier of (i) such time as all Warrants have been exercised and (ii) the Expiration Date, and (B) in the case of the Warrant Shelf Registration Statement, until the earliest of (i) such time as all the Warrants have been sold thereunder, (ii) such time as the Warrants can be sold by Persons who are not Affiliates of IWCL without restriction under the Securities Act and (iii) two years after its effective date; provided, however, that IWCL shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5.03 or to take any action which would subject it to general service of process or to taxation or any other governmental fees or charges in any such jurisdiction where it is not then so subject.


                 SECTION 5.04. Accuracy of Disclosure. IWCL represents and warrants to each Holder and agrees for the benefit of each Holder that (i) each of the Warrant Shelf Registration Statement and the Common Shelf Registration Statement and any amendment thereto, each as of its effective date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; and (ii) each of the prospectus furnished to such Holder for delivery in connection with the sale of Warrants and the prospectus delivered to such Holder upon the exercise of Warrants and the documents incorporated by reference therein as of its date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that IWCL shall have no liability under clauses (i) or (ii) of this Section 5.04 with respect to any such untrue statement or omission.


                 SECTION 5.05. Indemnification. (a) In connection with any Registration Statement, IWCL agrees to indemnify and hold harmless each Holder of the Warrants and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons being referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including but not limited to any losses, claims, damages, liabilities or actions relating to purchases and sales of the Warrants or the Warrant Shares) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or prospectus or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) IWCL shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any preliminary or final prospectus or in any amendment or supplement thereto in reliance upon and in conformity with written information pertaining to such Holder and furnished to IWCL by or on behalf of such Holder specifically for inclusion therein, (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus relating to such Registration Statement, the indemnity agreement contained in this subsection
(a) shall not inure to the benefit of any person as to which there is a prospectus delivery requirement (a "Delivering Seller") that sold the Warrants or Warrant Shares, as the case may be, to the person asserting any such losses, claims, damages or liabilities to the extent that any such loss, claim, damage or liability of such Delivering Seller results from the fact that there was not sent or given to such person, on or prior to the written confirmation of such sale, a copy of the relevant prospectus, as amended and supplemented, provided that (i) IWCL shall have previously furnished copies thereof to such Delivering Seller in accordance with this Agreement and (ii) such furnished prospectus, as amended and supplemented, would have corrected any such untrue statement or omission or alleged untrue statement or omission.

                 (b) In connection with any Registration Statement, each Holder of the Warrants or Warrant Shares, as the case may be, severally and not jointly, will indemnify and hold harmless IWCL and each person, if any, who controls IWCL within the meaning of the Securities Act or the Exchange Act and the directors, officers, agents and employees of such controlling persons from and against any losses, claims, damages or liabilities or any actions in respect thereof to which IWCL or any such controlling person or director, officer, agent or employee of such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or preliminary or final prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to IWCL by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, IWCL for any legal or other expenses reasonably incurred by IWCL or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to IWCL or any of its controlling persons.

                 (c) Promptly after receipt by an indemnified party under this
Section 5.05 of notice of any claim or the commencement of any action or proceeding (including a governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to subsection (a) or (b), notify the indemnifying party in writing of the claim or the commencement of the action or proceeding; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 5.05 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 5.05. If any such claim, action or proceeding shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim, action or proceeding, the indemnifying party shall not be liable to the indemnified party under this Section 5.05 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of independent counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of independent counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of independent counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action or proceeding within a reasonable time after receiving notice of the commencement of the action or proceeding, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in subsections 5.05(a) and 5.05(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any action effected without its written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d) If the indemnification provided for in this section is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above for any reason other than as provided in subsection (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by IWCL on the one hand or such Holder or such other indemnified person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5.05(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Warrants pursuant to the Warrant Shelf Registration Statement or the Warrant Shares pursuant to the Common Shelf Registration Statement exceeds the amount of damages which such Holders would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each officer, director, employee, representative and agent of an indemnified party and each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party, and each officer, director, employee, representative and agent of IWCL and each person, if any, who controls IWCL within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as IWCL.

                 (e) The agreements contained in this section shall survive the sale of the Warrants pursuant to the Warrant Shelf Registration Statement and the sale of the Warrant Shares pursuant to the Common Shelf Registration Rtatement, as the case may be, and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.


                 SECTION 5.06. Additional Acts. If the sale of Warrants or the issuance or sale of any Class A Common Stock or other securities issuable upon the exercise of the Warrants requires registration or approval of any governmental authority (other than the registration requirements under the Securities Act), or the taking of any other action under the laws of the United States of America or any political subdivision thereof or Bermuda before such securities may be validly offered or sold in compliance with such laws, then IWCL covenants that it will, in good faith and as expeditiously as reasonably possible, use all reasonable efforts to secure and maintain such registration or approval or to take such other action, as the case may be.


                 SECTION 5.07. Expenses. All expenses incident to IWCL's performance of or compliance with its obligations under this Article 5 will be borne by IWCL, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws, (iii) all reasonable expenses of any Persons incurred by or on behalf of and at the direction of IWCL in preparing or assisting in preparing, printing and distributing the Warrant Shelf Registration Statement, the Common Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article 5, (iv) the fees and disbursements of the Warrant Agent, (v) the fees and disbursements of counsel for IWCL and the Warrant Agent and (vi) the fees and disbursements of the independent public accountants of IWCL, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.


                                   ARTICLE 6

                                 Warrant Agent


                 SECTION 6.01. Appointment of Warrant Agent. IWCL hereby appoints the Warrant Agent to act as agent for IWCL in accordance with the express provisions of this Agreement and the Warrant Agent hereby accepts such appointment.


                 SECTION 6.02. Rights and Duties of Warrant Agent. (a) Agent for IWCL. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of IWCL and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                 (b) Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to IWCL), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                 (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement, opinion or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                 (d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by IWCL of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by IWCL of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by

IWCL in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

                 (e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Class A Common Stock issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made or with respect to the method employed or provided to be employed herein or in any supplemental agreement in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Class A Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of IWCL to make any cash payment or to issue, transfer or deliver any shares of Class A Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to
Article 4, or to comply with any of the covenants of IWCL contained in Article
4.


                 SECTION 6.03. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants, Warrant Shares or other securities of IWCL or its affiliates or become pecuniarily interested in transactions in which IWCL or its affiliates may be interested, or contract with or lend money to IWCL or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for IWCL or for any other legal entity.


                 SECTION 6.04. Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.


                 SECTION 6.05. Compensation and Indemnity. IWCL agrees to pay the Warrant Agent from time to time compensation for its services and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent's agents and counsel. IWCL shall indemnify the Warrant Agent against any and all loss, liability, damage, claim or expense (including agents' and attorneys' fees and expenses) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify IWCL promptly of any claim for which it may seek indemnity. IWCL need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through wilful misconduct, negligence or bad faith. IWCL's payment obligations pursuant to this Section 6.05 shall survive the termination of this Agreement.

                 SECTION 6.06. Successor Warrant Agent. (a) IWCL to Provide Warrant Agent. IWCL agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                 (b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to IWCL of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless IWCL otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of IWCL and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 6.06 shall take effect upon the appointment by IWCL as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. If a successor Warrant Agent does not take office within 60 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent or the Holders of 10% of all then outstanding Warrants issued in the Units Offerings taken as a single class may petition, at the expense of IWCL, any court of competent jurisdiction for the appointment of a successor.

                 (c) IWCL to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law, or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by IWCL by an instrument in writing filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be the Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent hereunder, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

                 (d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to IWCL an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.


                 (e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate trust or stock transfer assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE 7

                                 Miscellaneous


                 SECTION 7.01. SEC Reports and Other Information. Notwithstanding that IWCL may not be subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, IWCL shall file with the SEC and thereupon provide the Warrant Agent and Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such sections. Delivery of such reports, information and documents to the Warrant Agent is for informational purposes only and the Warrant Agent's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including IWCL's compliance with any of its covenants hereunder.


                 SECTION 7.02. Persons Benefitting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than IWCL, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this agreement or any part hereof.


                 SECTION 7.03. Rights of Holders. Holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice as stockholders of any other proceedings of IWCL, (v) exercise any preemptive rights, (vi) share in the assets of IWCL in the event of the liquidation, dissolution or winding up of IWCL's affairs other than as provided in Section 4.20 or (vii) exercise any other rights whatsoever as stockholders of IWCL.

                 SECTION 7.04. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as IWCL and the Warrant Agent may deem necessary or desirable (including without limitation any addition or modification to provide for compliance with the transfer restrictions set forth herein); provided, however, that such action shall not adversely affect the rights of any of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of a majority of the Holders of all then outstanding Warrants issued in the Units Offerings taken as a single class.
The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein) or the exercise period with respect to the Warrants would be shortened. In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent under this Agreement, Warrants owned by IWCL or by any Affiliate of IWCL shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.


                 SECTION 7.05. Notices. Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                 if to IWCL:

                 Clarendon House
                 2 Church Street
                 Hamilton HM 11
                 Bermuda
                 Attention:  Secretary

                 with a copy to:

                 Iridium LLC
                 1575 Eye Street, N.W.
                 Washington, D.C.  20005
                 Attention:  General Counsel

                 if to the Warrant Agent:

                 State Street Bank and Trust Company
                 4th Floor
                 2 International Place
                 Boston, MA  02110
                 Attention:  Corporate Trust Department

                 Facsimile:  (617) 664-5371

                 IWCL or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

                 Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.


                 SECTION 7.06. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.


                 SECTION 7.07. Successors. All agreements of IWCL in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.


                 SECTION 7.08. Multiple Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.



                 SECTION 7.09. Table of Contents. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                 SECTION 7.10. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.


                 SECTION 7.11. Use of Proceeds. IWCL agrees, for the benefit of the Holders of the Warrants from time to time and of the Class A Common Stock or any other capital stock of IWCL underlying such Warrants upon exercise thereof, to use the proceeds from the issuance and sale of the Warrants (net of any expenses of the offering of the Units allocable to IWCL) to purchase LLC Warrants from Iridium in accordance with the Share Issuance Agreement.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                                     IRIDIUM WORLD COMMUNICATIONS LTD.



                                     By: /s/ ROY GRANT
                                        -------------------------------------
                                              Name: Roy Grant
                                              Title: Chief Financial Officer



                                     STATE STREET BANK AND TRUST COMPANY,
                                     as Warrant Agent


                                     By: /s/ E. J. DONAGHEY
                                        ------------------------------------
                                              Name: Eric J. Donaghey
                                              Title: Assistant Vice President

                                                                       EXHIBIT A


                     [FORM OF FACE OF WARRANT CERTIFICATE]

                 THE WARRANTS REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF SENIOR NOTES DUE 2005, SERIES A OF IRIDIUM, LLC AND IRIDIUM CAPITAL CORPORATION (THE "NOTES") AND ONE WARRANT TO PURCHASE 5.2 SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE OF IRIDIUM WORLD COMMUNICATIONS LTD. ("IWCL"). THE WARRANTS AND THE NOTES WILL NOT TRADE SEPARATELY UNTIL THE EARLIER OF (I) THE COMMENCEMENT OF AN EXCHANGE OFFER OR THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT FOR SUCH NOTES AND (II) SUCH DATE AFTER JANUARY 15, 1998 AS CHASE SECURITIES INC. MAY DETERMINE.

                 THE CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF IWCL FOR WHICH THIS WARRANT IS EXERCISABLE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ANY APPLICABLE STATE SECURITIES LAWS. ACCORDINGLY, NO HOLDER SHALL BE ENTITLED TO EXERCISE SUCH HOLDER'S WARRANTS AT ANY TIME UNLESS, AT THE TIME OF EXERCISE, A REGISTRATION STATEMENT UNDER THE SECURITIES ACT RELATING TO THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAS BEEN FILED WITH, AND DECLARED EFFECTIVE BY, THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), AND NO STOP ORDER SUSPENDING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT HAS BEEN ISSUED BY THE SEC.


                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO IWCL OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO ON THE REVERSE HEREOF.

                 THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH IWCL OR ANY AFFILIATE OF IWCL WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), EXCEPT (A) TO IWCL, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES (IF AVAILABLE) OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE (A) THROUGH (F), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND SUBJECT TO AND THE WARRANT AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSES (A) THROUGH (F), A CERTIFICATE OF TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO IWCL AND THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                 BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S.

                 IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE WARRANT AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS THE WARRANT AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. [     ]                                  Certificate for ________ Warrants

                      WARRANTS TO PURCHASE COMMON STOCK OF
                       IRIDIUM WORLD COMMUNICATIONS LTD.


                 THIS CERTIFIES THAT ______________, or its registered assigns, is the registered holder of the number of Warrants set forth above (the"Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Iridium World Communications Ltd., a Bermuda corporation ("IWCL"), 5.2 shares of Class A Common Stock, par value of $0.01 per share, of IWCL (the "Common Stock") at the per share exercise price of $20.90 (the "Exercise Price"). This Warrant Certificate shall terminate and become void as of the close of business on July 15, 2005 (the "Expiration Date") or upon the exercise hereof as to all the shares of Class A Common Stock subject hereto. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

                 This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of July 16, 1997 (the "Warrant Agreement"), between IWCL and State Street Bank and Trust Company, as warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of IWCL, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at 2 International Place, Boston, MA 02110, attention of the Corporate Trust Department.

                 Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of IWCL at the office of the Warrant Agent.

                 As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time on or after July 16, 1998; provided, however, that Holders of Warrants will be able to exercise their Warrants only if a shelf registration statement relating to the Class A Common Stock underlying the Warrants is effective, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Warrant shall be exercisable after July 15, 2005.

                 In the event IWCL enters into a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or other property of such surviving entity as the Holder would have been entitled to receive upon or as a result of the Combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Class A Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of IWCL, the Holder hereof will be entitled to receive such cash distributions as the Holder would have received had the Holder exercised its Warrants immediately prior to such event, less the Exercise Price.

                 As provided in the Warrant Agreement, the number of shares of Class A Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

                 IWCL may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.06 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the issuance of the Warrant Shares.

                 Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but IWCL shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

                 All shares of Class A Common Stock issuable by IWCL upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and
fully paid and non-assessable.   The holder in whose name the Warrant
Certificate is registered may be deemed and treated by IWCL and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither IWCL nor the Warrant Agent shall be affected by notice to the contrary.

                 The Warrants do not entitle any holder hereof to any of the rights of a shareholder of IWCL.

                 This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


                                                   IRIDIUM WORLD COMMUNICATIONS LTD.

                                                   By:
                                                      ---------------------------------------------------------


                                                   By:
                                                      ---------------------------------------------------------



DATED:

Countersigned:



STATE STREET BANK AND
  TRUST COMPANY, as
  Warrant Agent

By:
   ----------------------------------------
     Authorized Signatory

               FORM OF ELECTION TO PURCHASE WARRANT SHARES (to be
                    executed only upon exercise of Warrants)

                       IRIDIUM WORLD COMMUNICATIONS LTD.


                 [Note: No exercise of Warrants may be made prior to a shelf registration statement relating to the Class A Common Stock underlying the Warrants being declared effective.]

                 The undersigned hereby irrevocably elects to exercise [     ]
Warrants at an exercise price per share (subject to adjustment) of $20.90 to
acquire [    ] shares of Class A Common Stock, par value $0.01 per share, of
Iridium World Communications Ltd. on the terms and conditions specified within the Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Iridium World Communications Ltd. and directs that the shares of Class A Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:

                                                                       ----------------------
                                                   (Signature of Owner)

                                                                       ----------------------
                                                   (Street Address)

                                                                       ----------------------
                                                   (City)    (State)     (Zip Code)

                                                                       Signature Guaranteed by:


                                        [Signature must be guaranteed by an
                                        eligible Guarantor  Institution (banks,
                                        stock brokers, savings and loan
                                        associations and credit unions) with
                                        membership in an approved guarantee
                                        medallion program pursuant to
                                        Securities and Exchange Commission Rule
                                        17Ad-5]


-------
1. The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed.

Securities and/or check to be issued to:

Please insert social security or identifying number:

         Name:
              ------------------------------

         Street Address:
                        -----------------------

         City, State and Zip Code:
                                  --------------------

Any unexercised Warrants represented by the Warrant Certificate to be issued to:

         Please insert social security or identifying number:

         Name:
              ------------------------------

         Street Address:
                        -----------------------

         City, State and Zip Code:
                                  --------------------

                                                                       EXHIBIT B


                      FORM OF CERTIFICATE TO BE DELIVERED
                     UPON TERMINATION OF RESTRICTED PERIOD

                           [_________________], 1997



Iridium World Communications Ltd.

State Street Bank and Trust Company
Corporate Trust Department
4th Floor
2 International Plaza
Boston, MA  02110


         Re: Iridium World Communications Ltd. Warrants (the "Warrants") to Purchase Class A Common Stock


Ladies and Gentlemen:

                 This letter relates to Warrants represented by a temporary global warrant certificate (the "Temporary Certificate"). Pursuant to Section
2.01 of the Warrant Agreement dated as of July 16, 1997 relating to the Warrants (the "Warrant Agreement"), the undersigned hereby certifies that (1) the undersigned is the beneficial owner of [_____] Warrants represented by the Temporary Certificate and (2) the undersigned is a Non-U.S. Person (as defined in the Warrant Agreement) outside the United States to whom the initial warrants could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to transfer the initial Warrants represented by the Temporary Certificate into a permanent global certificate, all in the manner provided by the Warrant Agreement.

                 You and the IWCL are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                  Very truly yours,


                                  [NAME OF HOLDER]


                                  By:
                                     -------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT C


                      FORM OF CERTIFICATE TO BE DELIVERED
                        IN CONNECTION WITH TRANSFERS TO
                   NON-QIB INSTITUTIONAL ACCREDITED INVESTORS


IRIDIUM WORLD COMMUNICATIONS LTD.

STATE STREET BANK AND TRUST COMPANY
Corporate Trust Department
4th Floor
2 International Place
Boston, MA  02110

                 Re:  Iridium World Communication Ltd. ("IWCL") Warrants

Ladies and Gentlemen:

                 Reference is hereby made to the Warrant Agreement, dated as of July 16, 1997 (the "Warrant Agreement") between IWCL and State Street Bank Trust Company, as Warrant Agent. Capitalized terms used but not defined herein will have the meaning given to them in the Warrant Agreement.

                 This certificate is delivered to request a transfer of warrants (the "Warrants") to purchase Class A Common Stock, par value $0.01 per share of IWCL.

                 Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

                 Name:
                      -------------------------------

                 Address:
                         ----------------------------

                 Taxpayer ID Number:
                                    -----------------

                 The undersigned represents and warrants to Iridium World Communications Ltd., Iridium LLC, Iridium Capital Corporation and each subsidiary of Iridium which has guaranteed its 13% Senior Notes due 2005, Series A or its 14% Senior Notes due 2005, Series B (together the "Iridium Parties") that (terms used herein that are defined in Rule 144A ("Rule 144A"), Regulation D ("Regulation D") or Regulation S ("Regulation S") under the Securities Act are used herein as defined therein):

                 1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, (the "Securities Act")) and have purchased the Warrants in a transaction exempt from the registration requirements of the

Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Warrants and invest in or purchase securities similar to the Warrants in the normal cause of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                 2. We understand that the Warrants have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Warrants to offer, sell or otherwise transfer such Warrants prior to the date which is two years after the later of the date of original issue and the last date on which any Iridium Party or any affiliate of any Iridium Party was the owner of such Warrants (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) an Iridium Party, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offshore transactions meeting the requirements of Rule 903 or Rule 904 under the Securities Act, (e) to an institutional "accredited investor" within the meaning Rule 501(a)(1), (2), (3) or (7) under the Securities Act in a transaction exempt from the registration requirements of the Securities Act (if available), (f) pursuant to any other available exemption from the registration requirements of the Securities Act, and, in each case (a) through (f), in accordance with all applicable securities laws of the states of the United States and other jurisdictions. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Warrants is proposed to be made pursuant to the clause (e) above prior to the Resale Restrictions Termination Date, we shall deliver a letter from the transferee substantially in the form of this letter to the Iridium Parties and the Warrant Agent, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 5.01(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Warrants for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that each Iridium Party and the Warrant Agent reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Warrants pursuant to clauses (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Iridium Parties and the Warrant Agent.


                                            TRANSFEREE:
                                                       --------------------
                                            BY:
                                               ----------------------------

date:

                                                                       EXHIBIT D


                        FORM OF TRANSFER CERTIFICATE FOR
                     TRANSFER TO RULE 144A GLOBAL SECURITY
                        BEARING A SECURITIES ACT LEGEND


IRIDIUM WORLD COMMUNICATIONS LTD.

STATE STREET BANK AND TRUST COMPANY
Corporate Trust Department
4th Floor
2 International Place
Boston, MA  02110

                 Re:  Iridium World Communication Ltd. ("IWCL") Warrants

Ladies and Gentlemen:

                 Reference is hereby made to the Warrant Agreement, dated as of July 16, 1997 (the "Warrant Agreement") between IWCL and State Street Bank Trust Company, as Warrant Agent. Capitalized terms used but not defined herein will have the meaning given to them in the Warrant Agreement.

                 This letter relates to [______] Warrants which are held in [the form of a beneficial interest in the Regulation S Temporary Global Security (CINS No. __________) with the Depositary in the name of the undersigned] [definitive form].

                 The undersigned has requested transfer of such Warrants to a Person who will take delivery thereof in the form of a beneficial interest in the Rule 144A Global Security (CUSIP No. ___________). In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Warrant Agreement and the Warrant Certificates and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:

                 1. the Warrants are being transferred to a transferee that the undersigned reasonably believes is purchasing the Warrants for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and

                 2. the undersigned reasonably believes that transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                                                            [NAME OF TRANSFEROR]

                                                                              2

                                                            By:
                                                                ---------------------------
                                                                    Name:
                                                                    Title:


Dated:
      -----------------------

                                                                       EXHIBIT E


                      FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S


IRIDIUM WORLD COMMUNICATIONS LTD.

STATE STREET BANK AND TRUST COMPANY
Corporate Trust Department
4th Floor
2 International Place
Boston, MA  02110

                 Re:  Iridium World Communications Ltd. ("IWCL") Warrants

Ladies and Gentlemen:

                 Reference is hereby made to the Warrant Agreement, dated as of July 16, 1997 (the "Warrant Agreement") between IWCL and State Street Bank and Trust Company, as Warrant Agent.

                 In connection with our proposed sale of warrants (the "Warrants") to purchase Class A Common Stock, par value $0.01 per share of IWCL, the undersigned confirms that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, the undersigned represents that:

                 (1)      the offer of the Warrants was not made to a U.S.
         Person;

                 (2) either (a) at the time of the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on our behalf reasonably believed that the transferee was outside in the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither the undersigned nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

In addition, if the sale is made during the restricted period applicable to the Warrants and the provisions of Rule 903(c)(2) or Rule 904(c)(1) of Regulation S are applicable thereto, the undersigned confirms that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                 You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                             [NAME OF TRANSFEROR]


                                             By:
                                                 ----------------------------
                                                     Name:
                                                     Title:
                                                     Address:

                                             Date:
                                                   --------------------------


Upon transfer, the Warrants should be registered in the name of the new beneficial owner as follows:

Name:
      --------------------------------------------------

Address:
         -----------------------------------------------

Taxpayer ID Number:
                    ------------------------------------